Exhibit 10.8

IRELAND

JAZZ PHARMACEUTICALS PLC

2011 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Jazz Pharmaceuticals plc (the “Company”), pursuant to its 2011 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of Ordinary Shares set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Option Number:
Date of Grant:
Vesting Commencement Date:
Number of Ordinary Shares Subject to Option:
Exercise Price (Per Ordinary Share):
Total Exercise Price:
Expiration Date:

Vesting Schedule:	[ ]

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash, check, bank draft or money order payable to the Company

☒ Pursuant to a Regulation T Program if the Ordinary Shares are publicly traded

☒ By delivery of already-owned Ordinary Shares if the Ordinary Shares are publicly traded

☒ Subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

Data Protection: The undersigned Optionholder acknowledges, and understands and agrees that, in signing this Stock Option Grant Notice he/she consents to the Company and any Affiliate sharing and exchanging his/her information held in order to administer and operate the Plan (including personal details, data relating to participation, salary, taxation and employment and sensitive personal data e.g. data relating to physical or mental health, criminal conviction or the alleged commission of offences) (the “Information”) and Optionholder further consents to the Company and any Affiliate providing the Company’s or Affiliates’ agents and/or third parties with the Information for the administration and operation of the Plan. Optionholder accepts that this may involve the Information being sent to a country outside the European Economic Area which may not have the same level of data protection laws as Ireland. Optionholder acknowledges that he/she has the right to request a list of the names and addresses of any potential recipients of the Information and to review and correct the Information by contacting the local human resources representative. Optionholder further acknowledges that the collection, processing and transfer of the Information is important to Plan administration and that failure to consent to same may prohibit participation in the Plan.

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement may not be modified, amended or revised except in a writing signed by Optionholder and a duly authorized officer of the Company or except as otherwise provided in the Option Agreement. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of Ordinary Shares and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, (ii) any other specific written agreement between Optionholder and the Company and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

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By accepting this option, Optionholder consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

JAZZ PHARMACEUTICALS PLC		OPTIONHOLDER:

By:
	Signature		Signature
Title:		Date:
Date:

ATTACHMENTS: Option Agreement and 2011 Equity Incentive Plan

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ATTACHMENT I

OPTION AGREEMENT

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JAZZ PHARMACEUTICALS PLC

2011 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Jazz Pharmaceuticals plc (the “Company”) has granted you an option under its 2011 Equity Incentive Plan (the “Plan”) to purchase the number of Ordinary Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Except as otherwise explicitly provided herein, if there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. VESTING. Subject to Section 10 and the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of Ordinary Shares subject to your option and your exercise price per Ordinary Share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. If you are or become an Employee in the U.S. eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4. METHOD OF PAYMENT. You must pay the full amount of the exercise price for the Ordinary Shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company (subject to Section 5) or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Ordinary Shares are publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Ordinary Shares, results in either the receipt of cash

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(or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b) Provided that at the time of exercise the Ordinary Shares are publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned Ordinary Shares that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such Ordinary Shares in a form approved by the Company. You may not exercise your option by delivery to the Company of Ordinary Shares if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Ordinary Shares.

(c) Subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issued upon exercise of your option by the largest whole number of Ordinary Shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Ordinary Shares will no longer be outstanding under your option and will not be exercisable thereafter if those Ordinary Shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

5. PAYMENT OF PAR (NOMINAL) VALUE. To the extent that any Ordinary Shares issued upon exercise of your option are newly issued Ordinary Shares, you must pay in cash or by check, bank draft or money order payable to the Company an amount equal to the par value of such number of newly issued Ordinary Shares (rounded up to the nearest whole cent).

6. WHOLE SHARES. You may exercise your option only for whole Ordinary Shares.

7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the Ordinary Shares issuable upon such exercise are then registered under the Securities Act or, if such Ordinary Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

8. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a) three (3) months after the termination of your Continuous Service for any reason other than Cause (as defined herein) or your Disability or death (except as otherwise provided in Section 8(c) below); provided, however, that if during any part of such three (3)

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month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date;

(b) twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(c) below);

(c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause (as defined herein);

(d) five (5) days following the termination of your Continuous Service for Cause (as defined herein);

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth (10th) anniversary of the Date of Grant.

For purposes of this Option Agreement, “Cause” shall mean the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company or an Affiliate: (i) your conviction for any criminal offence (other than an offence under any road traffic legislation in Ireland, the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed) or any offence under any regulation or legislation relating to insider dealing, fraud or dishonesty; (ii) your attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (iii) your intentional, material violation of any contract or agreement between you and the Company or an Affiliate, or of any statutory duty owed to the Company or an Affiliate; (iv) your unauthorized use or disclosure of the Company’s or an Affiliate’s confidential information or trade secrets; or (v) your gross misconduct. The determination that a termination of your Continuous Service is either for Cause or without Cause shall be made by the Company (or an Affiliate, if applicable) in its sole discretion. Any determination by the Company (or an Affiliate, if applicable) that your Continuous Service was terminated with or without Cause for the purposes of this Option Agreement shall have no effect upon any determination of the rights or obligations of the Company or an Affiliate or you for any other purpose.

9. EXERCISE.

(a) You may exercise the vested portion of your option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan

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administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option or (ii) the disposition of Ordinary Shares acquired upon such exercise.

10. CHANGE IN CONTROL.

(a) If your Continuous Service terminates either within twelve (12) months following or one (1) month prior to the effective date of a Change in Control due to an Involuntary Termination Without Cause, the vesting and exercisability of your option shall be accelerated in full.

(b) For purposes of this Option Agreement, “Involuntary Termination Without Cause” means the involuntary termination of your Continuous Service for reasons other than death, Disability, or Cause (as defined in Section 8). Any determination by the Company (or an Affiliate, if applicable) that your Continuous Service was terminated by reason of dismissal without Cause for the purposes of this Option Agreement shall have no effect upon any determination of the rights or obligations of you or the Company for any other purpose.

11. TRANSFERABILITY. Your option is not transferable, except to your legal personal representatives in the event of your death, and is exercisable during your life only by you.

12. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment, subject to applicable law. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate, subject to applicable law.

13. WITHHOLDING AND TAX PAYMENT OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the tax or social security withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) You may not exercise your option unless the tax and social security withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the

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Company shall have no obligation to issue a certificate for such Ordinary Shares or release such Ordinary Shares from any escrow provided for herein unless such obligations are satisfied.

(c) Any tax liabilities that the Company or an Affiliate is not obliged to withhold shall be your sole responsibility.

14. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation.

15. NOTICES. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, fourteen (14) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. GOVERNING PLAN DOCUMENT AND AMENDMENTS. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. Notwithstanding anything in the Plan to the contrary and to the extent permitted by applicable law, you hereby acknowledge and agree that this Option Agreement may be amended without your consent if the Board determines, in its discretion, that such amendment is necessary for legal, regulatory or tax reasons due to a change in the entity for which you render service. Except as otherwise explicitly provided herein, in the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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ATTACHMENT II

JAZZ PHARMACEUTICALS PLC

2011 EQUITY INCENTIVE PLAN